UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2017

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

California	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)
2387 S HACIENDA BLVD
HACIENDA HEIGHTS CA 91745

	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	626-961-6522

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Due to the audit procedures still being performed on certain transactions closed in January, 2017,   our annual report on Form 10-K for the year ended December 31, 2016 is unable to be filed on April 17, 2017, the date of which was indicated in our NT 10-K/A filed on March 16, 2017. Upon the completion of the audit procedures, we will file the annual report on Form 10-K for the year ended on December 31, 2016 as promptly as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2017	SAN LOTUS HOLDING INC.
By: /s/Chen, Kuan-Yu
Chen, Kuan-Yu
Chairman of the Board